[GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                    -------------------------
                                    Investment Bankers


                                PRESENTATION TO

                       DARLINGTON COUNTY BANCSHARES, INC.

                                  JULY 12, 2004

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

     1.     AGENDA

     2.     TRADING MARKET

     3.     VALUATION ANALYSIS

     4.     PRO FORMA ANALYSIS




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                            TRIANGLE CAPITAL PARTNERS
--------------------------------------------------------------------------------


                           TRIANGLE CAPITAL PARTNERS,
                                LLC 3600 GLENWOOD
                                AVENUE, SUITE 104
                                RALEIGH, NC 27612
                               FAX: (919) 719-4777
                         WWW.TRIANGLECAPITALPARTNERS.COM

                                            FINANCIAL INSTITUTIONS

           John Schramm                           Bill Wagner                          Mike Patterson
         Managing Director                     Managing Director                     Managing Director
        Phone:(919)719-4783                  Phone: (919) 719-4782                  Phone:(919) 719-4786
jschramm@trianglecapitalpartners.com  wwagner@trianglecapitalpartners.com  mpatterson@trianglecapitalpartners.com

                                                PRIVATE EQUITY

         Garland Tucker                          Tarlton Long                           David Parker
        Managing Director                      Managing Director                     Managing Director
      Phone: (919) 719-4779                  Phone: (919) 719-4780                 Phone: (919) 719-4781
gtucker@trianglecapitalpartners.com    tlong@trianglecapitalpartners.com    dparker@trianglecapitalpartners.com

                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

--------------------------------------------------------------------------------
                                    1. AGENDA




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                               AGENDA FOR MEETING
--------------------------------------------------------------------------------

     -    Review progress to date

     -    Review current trading market conditions for bank stocks

     - Review valuation methodologies for determining range of fair value of Darlington County Bancshares' common stock

     - Review the pro-forma financial impact of alternative cash-out merger or reverse stock split scenarios




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                                PROGRESS TO DATE
--------------------------------------------------------------------------------

     At the May 10, 2004 board meeting, Triangle Capital Partners reviewed the pros and cons of going private and the alternative methods available to go private:
          -    Odd lot tender offer
          -    Tender offer
          -    Stock repurchase
          -    Reverse stock split
          -    Cash-out merger

     - At the same meeting, the board also reviewed various strategic alternatives:
          -    Internal growth/de-novo branching
          -    Acquisition of another bank
          -    Acquisition of a bank branch
          -    Sale of the company

     - Triangle Capital Partners was asked to prepare an analysis of the range of fair value of Darlington County Bancshares' common stock and a pro-forma impact of both a reverse stock split and a cash-out merger




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                    CASH OUT MERGER VS. REVERSE STOCK SPLIT
--------------------------------------------------------------------------------

     Both are legal techniques designed to reduce the number of shareholders below a certain "threshold level"
     -    Both require shareholder approval
     -    Reverse stock splits eliminate all fractional shares created
          - Typically followed by a forward stock split to return shareholders to as close as possible to their pre-split holdings
     - Cash out mergers only eliminate shareholders with less than the threshold amount and allow shareholders to own all shares in excess of the threshold amount
     -    Example
          - 100:1 cash out merger / reverse stock split followed by forward 1:100 stock split
          -    $31.00 price/share

          -    Shareholder A owns 10 shares
               -    Reverse stock split - receives $310.00 cash and no shares
               -    Cash-out merger - receives $310.00 cash and no shares

          -    Shareholder B owns 110 shares
               -    Reverse stock split - receives 100 shares plus $310.00 cash
               - Cash out merger - keeps 110 shares and receives no cash (position unchanged)


                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

--------------------------------------------------------------------------------
                                2. TRADING MARKET




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                            TRADING MARKET CONDITIONS
--------------------------------------------------------------------------------

                                                        BANKS
                             ALL U.S.     SOUTHEAST    <$100MM
                               BANKS        BANKS       ASSETS
----------------------------------------------------------------
     PRICING RATIOS          898 BANKS    197 BANKS    70 BANKS
     --------------
PRICE/BOOK VALUE %                 181%         174%        135%
PRICE/TANGIBLE BV %                196%         189%        135%
PRICE/LTM EARNINGS X             17.1X        16.6X       20.7X
PRICE/LTM CORE EARNINGS X        17.5X        17.5X       22.6X
PRICE/2004E EARNINGS X           15.4X        15.0X          NA
DIVIDEND YIELD %                   2.3%         2.3%        2.4%
MARKET VALUE ($MIL)                $78          $63         $11

     COMPANY FINANCIALS
     ------------------
TOTAL ASSETS ($MIL)               $408         $367         $78
TANGIBLE EQUITY/ASSETS %           8.3%         8.2%       11.0%
NPAS/ASSETS %                     0.41%        0.43%       0.06%
ROA %                             1.02%        1.00%       0.61%
ROE %                             11.7%        11.1%        5.5%
EFFICIENCY RATIO %                  65%          64%         79%
----------------------------------------------------------------

*MEDIAN RATIOS FOR PUBLICLY TRADED BANKS
SOURCE: SNL FINANCIAL, LC AS OF 07/02/2004



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                     TRADING MARKET CONDITIONS BY ASSET SIZE
--------------------------------------------------------------------------------


      PRICE / LTM REPORTED EARNINGS               PRICE / LTM CORE EARNINGS
           [GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


          PRICE / BOOK VALUE                      PRICE / TANGIBLE BOOK VALUE
           [GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


Pricing based on medians as of 07/02/2004.



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

--------------------------------------------------------------------------------
                              3. VALUATION ANALYSIS




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                                  METHODOLOGIES
--------------------------------------------------------------------------------

     - To establish a range of fair value for the common stock of Darlington County Bancshares, Triangle Capital Partners utilized three valuation methodologies:

          -    Comparison to market multiples of selected peer groups

          -    Merger premium analysis

          -    Discounted dividend analysis

     - Triangle Capital Partners reconciled the results of these analyses to establish a range of fair values for Darlington County Bancshares




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                              PEER GROUP SELECTION
--------------------------------------------------------------------------------

     - To help establish the range of fair value for common stock of Darlington County Bancshares, Triangle Capital Partners selected the following peer groups:

          -    All publicly traded banks nationwide as identified by SNL
               Securities

          -    All Southeast banks

          -    All banks nationwide with assets less than $100 million

          -    A selected group of peer banks

     -    The following pricing ratios for each peer group were reviewed:

          -    Price / book value

          -    Price / tangible book value

          -    Price / earnings - reported last twelve months

          -    Price / earnings - core last twelve months



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                            TRADING MARKET CONDITIONS
--------------------------------------------------------------------------------

                                                        BANKS
                             ALL U.S.     SOUTHEAST    <$100MM
                               BANKS        BANKS       ASSETS
----------------------------------------------------------------
     PRICING RATIOS          898 BANKS    197 BANKS    70 BANKS
     --------------
PRICE/BOOK VALUE %                 181%         174%        135%
PRICE/TANGIBLE BV %                196%         189%        135%
PRICE/LTM EARNINGS X             17.1X        16.6X       20.7X
PRICE/LTM CORE EARNINGS X        17.5X        17.5X       22.6X
PRICE/2004E EARNINGS X           15.4X        15.0X          NA
DIVIDEND YIELD %                   2.3%         2.3%        2.4%
MARKET VALUE ($MIL)                $78          $63         $11

     COMPANY FINANCIALS
     ------------------
TOTAL ASSETS ($MIL)               $408         $367         $78
TANGIBLE EQUITY/ASSETS %           8.3%         8.2%       11.0%
NPAS/ASSETS %                     0.41%        0.43%       0.06%
ROA %                             1.02%        1.00%       0.61%
ROE %                             11.7%        11.1%        5.5%
EFFICIENCY RATIO %                  65%          64%         79%
----------------------------------------------------------------

*MEDIAN RATIOS FOR PUBLICLY TRADED BANKS
SOURCE: SNL FINANCIAL, LC AS OF 07/02/2004



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                          TRADING COMP GROUP SELECTION
--------------------------------------------------------------------------------

     - Searched all banks and thrifts east of the Mississippi under $70MM in assets and identified by SNL Financial, LC as "Public" companies. We limited our search to companies east of the Mississippi.

          -    Search found 34 companies

     - Removed all companies without pricing information or that reported a loss for the last twelve month period

          -    Group culled to 9 companies




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                                          COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------------------------------------------------


                           COMPANY                               TRADING MARKET                  PRICING MULTIPLES
-----------------------------------------------------------  -----------------------  ------------------------------------
                                                                                          PRICE TO
                                                                                       EARNINGS RATIOS
                                                                       AVG            ------------------            PRICE/
                                                     TOTAL    CLSG    DAILY    MKT.          LTM          PRICE/    TANG.
                                            BANK/   ASSETS   PRICE    VOL.     CAP.   ------------------   BOOK      BOOK
     STATE/COMPANY            ST    SYMBOL  THRIFT  ($MIL)     $      (000S)  ($MIL)    REP       CORE       %        %
===========================================================  =======================  ====================================
PEER COMPANIES AS OF 07/02/2004
-------------------------------

Citizens NB of Meyersdale   PA        CZNS    B          56  159.00        -       8      20.2      20.4      105      105
CommerceFirst Bancorp Inc.  MD        CMFB    B          56    9.45        -       8        NM        NM      133      133
Globe Bancorp Inc.          LA        GLBP    T          31   16.25        -       4      29.6      29.6       80       80
Home Building Bancorp       IN        HBBI    T          53   24.00        -       6      17.0      17.0       91       91
Home Financial Bancorp      IN        HWEN    T          60    6.29        1       9      25.2      18.6      121      121
People's Bank of Commerce   OR        PBCO    B          56   16.60        -      12      13.1      13.5      140      140
SFB Bancorp Inc.            TN        SFBK    T          58   22.50        -      12      16.4      16.4      102      102
Sistersville Bancorp Inc.   WV        SVBC    T          47   19.25        -       8       8.8      21.7       91       91
WebFinancial Corp.          NY        WEFN    B          26    2.50        7      11       6.4       7.8       81       90
HIGH                                     9               60                7      12      29.6      29.6      140      140
MEDIAN                                   9               56                4       8      16.7      17.8      102      102
LOW                                      9               26                1       4       6.4       7.8       80       80



                                                FINANCIAL RATIOS
                                     ----------------------------------------
                            DIVID.    LTM    LTM   EFFIC.    TANG.     NPAS/
                             YIELD   ROAA   ROAE    RATIO   CAPITAL   ASSETS
STATE/COMPANY                  %       %      %       %        %         %
==========================  =======  ========================================
PEER COMPANIES AS OF 07/0
--------------------------

Citizens NB of Meyersdale       1.8   0.75    5.2       73      14.1     0.86
CommerceFirst Bancorp Inc.        -   0.39    3.4       81      10.5     0.49
Globe Bancorp Inc.              2.2   0.43    2.5       78      17.8        -
Home Building Bancorp           1.8   0.75    5.8       65      13.0     0.55
Home Financial Bancorp          1.9   0.54    4.8       76      11.8     2.57
People's Bank of Commerce         -   1.72   11.2       70      14.8       NA
SFB Bancorp Inc.                0.9   1.37    6.1       53        NA       NA
Sistersville Bancorp Inc.       2.6   1.91   10.5       71      17.6     0.21
WebFinancial Corp.                -     NM   13.4       78      50.2       NA
HIGH                            2.6   1.91   13.4       81      50.2     2.57
MEDIAN                          1.9   0.75    5.8       73      14.5     0.55
LOW                             0.9   0.39    2.5       53      10.5     0.21



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                              FINANCIAL COMPARISON
--------------------------------------------------------------------------------

                                                           BANKS
                                 DARLINGTON     PEER      <$100MM
                                    CO.         GROUP      ASSETS
-------------------------------------------------------------------
     BALANCE SHEETS RATIOS                     9 Banks    70 Banks
     ---------------------

Total Assets ($MM)                      $37        $55         $78
Net Loans / Assets                     53.0%      62.9%       64.7%
Deposits / Assets                      89.1%      75.0%       86.4%
Borrowings / Assets                     0.0%       5.8%        0.0%
GAAP Tangible Equity                   10.5%      14.5%       11.0%
/ Assets
     Profitability Ratios
     --------------------
Interest Rate Spread                   4.11%      3.83%       3.92%
Interest Rate Margin                   4.42%      4.22%       4.43%
Efficiency Ratio                       69.4%      73.0%       78.7%
ROA                                    0.83%      0.75%       0.61%
ROE                                     7.4%       5.8%        5.5%
     Reserves & Asset Quality
     ------------------------
LLR / Loans                            1.13%       .89%       1.21%
NPL's / Loan                           0.30%       .76%       0.03%
NPA's / Assets                         0.16%       .52%       0.06%
LLR / NPA's                           383.1%        NM          NM
           Other
           -----
Insider Ownership                      14.3%      29.5%       32.7%
Institutional Ownership                  NA        3.7%        1.6%
Deposits / Branch ($MM)                 $33        $39         $36
-------------------------------------------------------------------

*Median ratios for publicly traded banks (LTM 3/31/2004)
Source: SNL Financial, LC as of 07/02/2004



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                 Pricing Implied by National Peer Group Medians
--------------------------------------------------------------------------------


      PRICE / LTM REPORTED EARNINGS               PRICE / LTM CORE EARNINGS
           [GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


          PRICE / BOOK VALUE                      PRICE / TANGIBLE BOOK VALUE
           [GRAPHIC OMITTED]                          [GRAPHIC OMITTED]


Pricing based on medians as of 07/02/2004.



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                           SELECTED PEER GROUP PRICING
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

        P/E LTM Rep  P/E LTM Core  Price/Book    Price/Tang. Book
---------------------------------------------------------------
High           29.6          29.6         140%             140%
Median         16.7          17.8         102%             102%
Low             6.4           7.8          80%              80%
---------------------------------------------------------------

Pricing for Darlington Co. implied by ratios of similar companies. Medians boxed.



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                           TRADING MARKET CONCLUSIONS
--------------------------------------------------------------------------------

     -    Most publicly traded banks are much larger that Darlington County

     - The availability and quality of trading data diminishes significantly for small banks

     - Market data clearly indicates that smaller banks trade at lower price to book value and tangible book value ratios than larger banks while trading slightly higher in terms of price to earnings ratios

     - Based on a review the trading data, Triangle Capital Partners selected the following pricing ratios to apply to Darlington County Bancshares:

-------------------------------------------------------------------------------------------
                                        SELECTED PRICING RATIOS
                         DARLINGTON   ---------------------------
                             CO.           LOW           HIGH       INDICATED PRICE RANGE
-------------------------------------------------------------------------------------------
PRICE/BOOK VALUE         $     24.74           105%          125%  $    25.98  $      30.93
PRICE/TANGIBLE BV        $     24.74           105%          125%  $    25.98  $      30.93
PRICE/LTM EARNINGS       $      1.84           14X           18X   $    25.76  $      33.12
PRICE/LTM CORE EARNINGS  $      1.84           15X           19X   $    27.60  $      34.96
-------------------------------------------------------------------------------------------

     -    RANGE IMPLIED BY TRADING MARKET ANALYSIS - $26.00 - $31.00



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                            MERGER PREMIUM ANALYSIS
--------------------------------------------------------------------------------

     - Shareholders of publicly traded banks typically receive a premium over the trading price upon the announcement of a merger

     -    Premiums vary over time and by the size of the target company

     - By studying the merger premiums received, a range of expected premiums can be established for Darlington County Bancshares

     - By estimating a range of acquisition values for Darlington County Bancshares and reducing it by the expected range of merger premiums, a range of trading values can be established




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                            MERGER MARKET CONDITIONS
--------------------------------------------------------------------------------

                              ALL U.S.     SOUTHEAST    BANKS < $70MM
                                BANKS        BANKS         ASSETS
----------------------------------------------------------------------
     PRICING RATIOS           375 DEALS    54 DEALS       114 DEALS
     --------------
PRICE/BOOK VALUE %                  208%         230%             161%
PRICE/TANGIBLE BV %                 219%         231%             163%
PRICE/LTM EARNINGS X              20.3X        22.3X            18.7X
PRICE/LTM CORE EARNINGS X         23.0X        23.3X               NA
PRICE/ESTIMATED EARNINGS X        18.5X        18.4X               NA
PREMIUM TO TANG BV/
CORE DEPOSITS %                    13.9%        15.8%             8.0%
MARKET PRICE PREMIUM %               31           26               NM
DEAL VALUE ($MIL)                 $26.0        $31.6             $6.0
     COMPANY FINANCIALS
     ------------------
TOTAL ASSETS ($MIL)                $122         $159              $37
TANGIBLE EQUITY/ASSETS %            8.4%         8.5%             9.6%
NPAS/ASSETS %                      0.39%        0.41%            0.42%
ROA %                              0.86%        0.90%            0.67%
ROE %                               9.6%        10.4%             5.8%
EFFICIENCY RATIO %                   69%          65%              81%

*Median ratios for bank mergers and acquisitions announced in the last two years
Source: SNL Financial, LC as of 07/02/2004



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                          HISTORICAL BANK M&A PRICING
--------------------------------------------------------------------------------

                      [GRAPHIC OMITTED] Price/ Tang. Book
                 [GRAPHIC OMITTED] Price/ LTM Reported Earnings

                                [GRAPHIC OMITTED]

YTD as of 07/02/2004.


                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                     ANALYSIS OF DEALS UNDER $70MM IN ASSETS
--------------------------------------------------------------------------------

---------------------------------------------------------------------
                                1ST QUARTILE   MEDIAN   3RD QUARTILE
Price / Book Value                       135%     161%           190%
Price / Tangible Book Value              138%     163%           190%
Price / LTM Reported EPS                15.1x    19.3x          25.8x
Premium to Tangible Book Value           5.0%     8.0%          11.8%
/ Core Deposits
---------------------------------------------------------------------
                 IMPLIED PRICING FOR DARLINGTON CO.
---------------------------------------------------------------------
Price / Book Value                     $33.31   $39.77         $46.90
Price / Tangible Book Value            $34.12   $40.35         $46.89
Price / LTM Reported EPS               $27.77   $35.46         $47.50
Premium to Tangible Book Value         $35.03   $41.06         $48.97
/ Core Deposits
---------------------------------------------------------------------
MEDIAN                                 $33.72   $40.06         $47.20
INDICATED ACQUISITION RANGE            $34.00                  $47.00
---------------------------------------------------------------------



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                                  PREMIUM STUDY
--------------------------------------------------------------------------------

                        LAST 90 DAYS       LAST 12 MONTHS    LAST 24 MONTHS
                      -----------------  -----------------  -----------------
                       DEALS   PREMIUM    DEALS   PREMIUM    DEALS   PREMIUM
                         #        %         #        %         #        %
--------------------------------------------------------------------------------
Banks < $50mm               0        NA        0        NA        1        NM
Banks $50 <$100mm           1        19        5        39        7        39
Banks$100 < $250mm          4        34       15        36       22        37
Banks $250 < $500 mm        2        46        8        46       15        39
Banks $500 mm < $1b         1        38        8        15       14        22
Banks $1b <$5b              2        24       14        19       19        20
Banks $5b < $10b            0        NA        1        13        1        13
Banks $10b < $25b           1        19        2        17        3        19
Banks $25b < $50b           1        25        2        12        2        12
Banks $50b +                1        20        3        20        3        20
--------------------------------------------------------------------------------
High                                 46                 46                 39
Median                               24                 19                 20
Low                                  19                 12                 12

This study included all deals announced as reported by SNL
Financial, LC from 7/22/2002 to 7/2/2004 for which trading premium data was available.



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                      MERGER PREMIUM ANALYSIS CONCLUSIONS
--------------------------------------------------------------------------------

     - Merger premium data for smaller banks is limited as few are publicly traded

     - Smaller banks tend to sell for lower price to book value and tangible book value ratios than larger Banks and higher ratios based on earnings

     - Merger premiums vary over time and based on the size of the selling bank, with smaller banks typically receiving a larger premium over their trading price

     - Based on a review of the data, Triangle Capital Partners has selected the following applicable valuation ratios:

          -    Applicable merger premium 30%-40%

          -    Applicable merger valuation range $34.00 to $47.00 per share




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                         MERGER PREMIUM SENSITIVITY ANALYSIS
-----------------------------------------------------------------------------------------------

Merger Consideration / (% of Book Value)
         --------------------------------------------------------------------------------------
         $25.00  $28.00  $31.00  $34.00  $37.00  $40.00  $43.00  $47.00  $51.00  $55.00  $59.00
Premium    101%    113%    125%    137%    150%    162%    174%    190%    206%    222%    238%
-----------------------------------------------------------------------------------------------
5%       $23.81  $26.67  $29.52  $32.38  $35.24  $38.10  $40.95  $44.76  $48.57  $52.38  $56.19
10%      $22.73  $25.45  $28.18  $30.91  $33.64  $36.36  $39.09  $42.73  $46.36  $50.00  $53.64
15%      $21.74  $24.35  $26.96  $29.57  $32.17  $34.78  $37.39  $40.87  $44.35  $47.83  $51.30
20%      $20.83  $23.33  $25.83  $28.33  $30.83  $33.33  $35.83  $39.17  $42.50  $45.83  $49.17
25%       $20.00  $22.40  $24.80  $27.20  $29.60  $32.00  $34.40  $37.60  $40.80  $44.00  $47.20
-----------------------------------------------------------------------------------------------
30%      $19.23  $21.54  $23.85  $26.15  $28.46  $30.77  $33.08  $36.15  $39.23  $42.31  $45.38
35%      $18.52  $20.74  $22.96  $25.19  $27.41  $29.63  $31.85  $34.81  $37.78  $40.74  $43.70
40%      $17.86  $20.00  $22.14  $24.29  $26.43  $28.57  $30.71  $33.57  $36.43  $39.29  $42.14
-----------------------------------------------------------------------------------------------
45%      $17.24  $19.31  $21.38  $23.45  $25.52  $27.59  $29.66  $32.41  $35.17  $37.93  $40.69
50%      $16.67  $18.67  $20.67  $22.67  $24.67  $26.67  $28.67  $31.33  $34.00  $36.67  $39.33
55%      $16.13  $18.06  $20.00  $21.94  $23.87  $25.81  $27.74  $30.32  $32.90  $35.48  $38.06
60%      $15.63  $17.50  $19.38  $21.25  $23.13  $25.00  $26.88  $29.38  $31.88  $34.38  $36.88
-----------------------------------------------------------------------------------------------

     -    Range implied by merger premium analysis - $24.00 - $36.00



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                           DIVIDEND DISCOUNT ANALYSIS
--------------------------------------------------------------------------------

     - A range of fair value for a common stock can be determined based on the present value of the expected future dividends to be received

     - To determine the present value of future dividends, the following assumptions need to be made:

          -    Expected future growth rate of earnings

          -    Expected future dividend payout ratio

          -    Required rate of return of shareholders

     - Based on the above assumptions, the expected future dividends can be discounted to present value.

          - For example, a shareholder who requires a 12% return would be willing to pay $25.00 for a stock that earns $2.00 and pays a $1.00 dividend (50% dividend payout ratio) which is expected to grow 8% annually

     -    Darlington County Bancshares - Assumptions

          -    Earnings growth rate 5%-8%

          -    Dividend payout ratio 54%

          -    Required rate of return 11 %-13%



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                             DIVIDEND DISCOUNT ANALYSIS
--------------------------------------------------------------------------------
                            IMPLIED VALUE PER SHARE (1)
DISCOUNT                            GROWTH RATE
  RATE      3.0%     4.0%     5.0%     6.0%     7.0%     8.0%      9.0%    10.0%
           -----------------------------------------------------------------------
    10.0%  $15.63   $18.23   $21.88   $27.35   $36.46   $54.69   $109.38      NA
    10.5%  $14.58   $16.83   $19.89   $24.31   $31.25   $43.75   $ 72.92   $218.77
    11.0%  $13.67   $15.63   $18.23   $21.88   $27.35   $36.46   $ 54.69   $109.38
    11.5%  $12.87   $14.58   $16.83   $19.89   $24.31   $31.25   $ 43.75    $72.92
    12.0%  $12.15   $13.67   $15.63   $18.23   $21.88   $27.35   $ 36.46    $54.69
    12.5%  $11.51   $12.87   $14.58   $16.83   $19.89   $24.31   $ 31.25    $43.75
    13.0%  $10.94   $12.15   $13.67   $15.63   $18.23   $21.88   $ 27.35    $36.46
    13.5%  $10.42   $11.51   $12.87   $14.58   $16.83   $19.89   $ 24.31    $31.25
    14.0%  $ 9.94   $10.94   $12.15   $13.67   $15.63   $18.23   $ 21.88    $27.35
    14.5%  $ 9.51   $10.42   $11.51   $12.87   $14.58   $16.83   $ 19.89    $24.31
    15.0%  $ 9.12   $ 9.94   $10.94   $12.15   $13.67   $15.63   $ 18.23    $21.88
           -----------------------------------------------------------------------

                              Implied P/E Multiples
DISCOUNT                           Growth Rate
  RATE     3.0%   4.0%    5.0%    6.0%    7.0%    8.0%   9.0%    10.0%
           ------------------------------------------------------------
    10.0%  7.8x   9.1x   10.9x   13.6x   18.1x   27.2x   NA        NA
    10.5%  7.2x   8.4x    9.9x   12.1x   15.5x   21.7x   36.2x     NA
    11.0%  6.8x   7.8x    9.1x   10.9x   13.6x   18.1x   27.2x   54.3x
    11.5%  6.4x   7.2x    8.4x    9.9x   12.1x   15.5x   21.7x   36.2x
    12.0%  6.0x   6.8x    7.8x    9.1x   10.9x   13.6x   18.1x   27.2x
    12.5%  5.7x   6.4x    7.2x    8.4x    9.9x   12.1x   15.5x   21.7x
    13.0%  5.4x   6.0x    6.8x    7.8x    9.1x   10.9x   13.6x   18.1x
    13.5%  5.2x   5.7x    6.4x    7.2x    8.4x    9.9x   12.1x   15.5x
    14.0%  4.9x   5.4x    6.0x    6.8x    7.8x    9.1x   10.9x   13.6x
    14.5%  4.7x   5.2x    5.7x    6.4x    7.2x    8.4x   9.9x    12.1x
    15.0%  4.5x   4.9x    5.4x    6.0x    6.8x    7.8x   9.1x    10.9x
           ------------------------------------------------------------

(1) Based on a payout ratio of 54% for the twelve month period from 3/30/2004 to 3/30/2005.



                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

DIVIDEND DISCOUNT CONCLUSIONS
--------------------------------------------------------------------------------

     - The dividend discount model typically yields the widest range of values given the number of assumptions necessary

     - The dividend discount model does not work well for high-growth, low-dividend companies or for low-growth, over-capitalized companies

     -    RANGE IMPLIED BY DIVIDEND DISCOUNT ANALYSIS - $14.00 TO $36.00




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                    RECONCILIATION OF VALUATION METHODOLOGIES
--------------------------------------------------------------------------------

--------------------------------------------------
PRICE RANGE INDICATED BY            LOW     HIGH
--------------------------------------------------
Trading market analysis             $26.00  $31.00
Merger premium analysis             $24.00  $36.00
Dividend discount analysis          $14.00  $36.00
--------------------------------------------------
Final range of fair value selected  $26.00  $31.00
--------------------------------------------------




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                              SENSITIVITY ANALYSIS
--------------------------------------------------------------------------------


-------------------------------------------------------------
PRICE    TOTAL   PRICE/    PRICE/    PRICE/   PRICE/   PRICE/
PER      VALUE    BOOK    TANGIBLE    LTM      LTM      MRQ
SHARE   ($MIL)    VALUE     BOOK      EPS    CORE EPS   EPS
$22.00  $   3.5      89%        89%   12.0x     12.0x    9.3x
$23.00  $   3.6      93%        93%   12.5x     12.5x    9.8x
$24.00  $   3.8      97%        97%   13.1x     13.1x   10.2x
$25.00  $   4.0     101%       101%   13.6x     13.6x   10.6x
$26.00  $   4.1     105%       105%   14.1x     14.1x   11.0x
$27.00  $   4.3     109%       109%   14.7x     14.7x   11.5x
$28.00  $   4.4     113%       113%   15.2x     15.2x   11.9x
$29.00  $   4.6     117%       117%   15.8x     15.8x   12.3x
$30.00  $   4.7     121%       121%   16.3x     16.3x   12.7x
$31.00  $   4.9     125%       125%   16.9x     16.9x   13.2x
$32.00  $   5.1     129%       129%   17.4x     17.4x   13.6x
$33.00  $   5.2     133%       133%   18.0x     18.0x   14.0x
$34.00  $   5.4     137%       137%   18.5x     18.5x   14.4x
$35.00  $   5.5     141%       141%   19.0x     19.0x   14.9x
$36.00  $   5.7     146%       146%   19.6x     19.6x   15.3x
$37.00  $   5.8     150%       150%   20.1x     20.1x   15.7x
-------------------------------------------------------------


                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

--------------------------------------------------------------------------------
                              4. PRO FORMA ANALYSIS




                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                              SHAREHOLDER LIST ANALYSIS
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
              Stratification of Ownership                    Total
             ----------------------------  -----------------------------------------
                                           CUMULATIVE        REMAINING
SHARES       SHARE-                          SHARE-           SHARE-
HELD         HOLDERS   %    SHARES    %     HOLDERS     %     HOLDERS   SHARES    %
------------------------------------------------------------------------------------
0-24             115   24%    1,214    1%         115   24%        372    1,214   1%
25-49             41    8%    1,225    1%         156   32%        331    2,439   2%
50-74             52   11%    2,686    2%         208   43%        279    5,125   3%
75-99              1    0%       80    0%         209   43%        278    5,205   3%
100              100   21%   10,000    6%         309   63%        178   15,205  10%
101-124            6    1%      700    0%         315   65%        172   15,905  10%
125-149            1    0%      125    0%         316   65%        171   16,030  10%
150-174           13    3%    2,002    1%         329   68%        158   18,032  11%
175-199            2    0%      365    0%         331   68%        156   18,397  12%
200-500          106   22%   36,318   23%         437   90%         50   54,715  35%
501-1000          27    6%   23,619   15%         464   95%         23   78,334  50%
1001+             23    5%   62,081   39%         487  100%          0  140,415  89%
             -------  ----  -------  ----
CEDE Shares        ?         17,585   11%
Total            487  100%  158,000  100%
             =======  ====  =======  ====
------------------------------------------------------------------------------------

Note: At the time this analysis was prepared, we did not have a security position listing report and thus were unable to determine the number of shareholders represented by CEDE & Co. However, in discussions with management, the number of shareholders represented by CEDE & Co. is expected to be relatively few, and thus is immaterial to this analysis.

Based on the stockholder list provided by the Company.


                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                                 Transaction Analysis
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                            Cash-out Merger at               Reverse Stock Split at
                         ---------------------------  -------------------------------
                Total       100:1         125:1            100:1            125:1

                    Registered Shareholders (Does not include CEDE)

Cashed Out          487         209             315               209            315
Remaining           487         278             172               278            172

                       Shares Cashed Out (Does not include CEDE)

Registered      140,415       5,205          15,905             8,415         22,540

           Percent of Outstanding Shares Cashed Out (Does not include CEDE)

Registered      140,415         3.3%           10.1%              5.3%          14.3%
Total Shares    158,000

                                    Estimated Cost

              $   26.00  $  135,330   $     413,530   $       218,790   $    586,040
              $   27.00  $  140,535   $     429,435   $       227,205   $    608,580
              $   28.00  $  145,740   $     445,340   $       235,620   $    631,120
              $   29.00  $  150,945   $     461,245   $       244,035   $    653,660
              $   30.00  $  156,150   $     477,150   $       252,450   $    676,200
              $   31.00  $  161,355   $     493,055   $      260,865$
-------------------------------------------------------------------------------------

Based on the stockholder list provided by the Company.


                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers

                             Pro Forma Analysis -$31.00 Per Share
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                          100:1 Threshhold              125:1 Threshhold
                                      --------------------------  ---------------------------
                                       Pro Forma     Pro Forma     Pro Forma      Pro Forma
                            As of      Cash-Out       Reverse       Cash-Out       Reverse
                          3/31/2004     Merger      Stock Split      Merger      Stock Split
---------------------------------------------------------------------------------------------
Shares Purchased                           5,205          8,415        15,905         22,540
Cost ($000s)                                 161            261           493            699
Shares Outstanding          158,000      152,795        149,585       142,095        135,460
Shareholders Remaining                       278            278           172            172
Assets ($000's)              37,379       37,218         37,118        36,886         36,680
Equity ($000's)               3,909        3,748          3,648         3,416          3,210
Equity / assets               10.46%       10.07%          9.83%         9.26%          8.75%
Net Income ($000's) (1)         290          287            285           281            277
EPS                      $     1.84   $     1.88   $       1.91   $      1.98   $       2.04
ROA                            0.84%        0.84%          0.83%         0.83%          0.82%
ROE                            7.49%        7.73%          7.88%         8.29%          8.70%
Book Value               $    24.74   $    24.53   $      24.39   $     24.04   $      23.70
---------------------------------------------------------------------------------------------

(1) Assumes a 3% interest rate and 35% tax rate to compute the income lost by using cash to purchase shares.

                                     [GRAPHIC OMITTED] TRIANGLE CAPITAL PARTNERS
                                                       -------------------------
                                                       Investment Bankers